Exhibit 99.2

BANK OF AMERICA CORPORATION

LIMITED POWER OF ATTORNEY

BANK OF AMERICA CORPORATION, a Delaware corporation (the "Corporation" ), does hereby make, constitute, and appoint each of Marie Andre, Szabina Biro, Andres Ortiz Custodio, Kamil Dziedzic, Valerie Ezeagbo, Kelvin Kwo k, Frank Lui, James Todd, Ben Tsoi, Michelle Wong, and Monica Yako as an attorney-in-fact for the Corporation acting for the Corporation and in the Corporation's name, place and stead, for the Corporation's use and benefit, to bind the Corporation by their execution of those agreements, fo rms and documents related specifically to Section 13 and Section 16 of the Securities Exchange Act of 1934, and other large shareholder and short position regulatory reporting requirements in other jurisdictions.

Any documents executed by an attorney-in-fact in accordance with this Limited Power of Attorney shall fully bind and commit the Corporation and all other parties to such documents may rely upon the execution thereof by the attorney -in fact as if executed by the Corporation and as the true and lawful act of the Corporation.

This Limited Power of Attorney shall automatically terminate as to the  authority of Marie Andr e, Szabina Biro, Andres Ortiz Custodio, Kamil Dziedzic, Valerie Ezeagbo, Kelvin Kwok, Frank Lui, James Todd, Ben Tsoi, Michelle Wong, and Monica Yako upon the earlier of the  date period of 12 months from the date hereof or the  attorney-in- fact's resignation or termination from or transfer out of the Global Markets Non- Financial Regulatory Reporting Department; however, any such resignation, termination or transfer shall have no impact on any documents or instruments executed by any att orn ey-in-fact named above for the Corporation prior to such resignation, termination or transfer.

This Limited Power of Attorney shall revoke the Limited Power of Attorney executed by the Corporation on May 11, 2023; however, such revocation shall have no impact on any actions taken pursuant to that Power of Attorney.

IN WITNESS WHEREOF, this Power of Attorney has been executed and delivered by the Corporation to the Attorney-in-Fact on this 7th day of May, 2024.

BANK OF AMERICA CORPORATION

By	Ellen A Perrin
Ellen A. Perrin
Associate General Counsel, Senior Vice President and Assistant Secretary

BANC OF AMERICA PREFERRED FUNDING CORPORATION

LIMITED POWER OF ATTORNEY

BANC OF AMERICA PREFERRED FUNDING CORPORATION, a Delaware corporation (the "Corporation"), does hereby make, constitute, and appoint each of Marie Andre, Andres Ortiz Custodio, Kamil Dziedzic, Valerie Ezeagbo, Kelvin Kwok,Frank Lui, JamesTodd,BenTsoi, Michelle Wong, and Monica Yako as an attorney-in-fact for the Corporation acting for the Corporation and in the Corporation's name, place and stead, for the Corporation's use and benefit, to bind the Corporation by their execution of those agreements, forms and documents related specifically to Section 13 and Section 16 of the Securities Exchange Act of 1934, and other large shareholder and short position regulatory reporting requirements in other jurisdictions.

Any documents executed by an attorney-in-fact in accordance with this Limited Power of Attorney shall fully bind and commit the Corporation and all other parties to such documents may rely upon the execution thereof by the attorney-in fact as if executed by the Corporation and as the true and lawful act of the Corporation.

This Limited Power of Attorney shall automatically te1minate as to the authority of Marie Andre, Andres Ortiz Custodio, Kamil Dziedzic, Valerie Ezeagbo, KelvinKwok,Frank Lui,JamesTodd,BenTsoi, Michelle Wong, and Monica Yako upon the earlier of the date period of 12 months from the date hereof or the attorney-in- fact's resignation or termination from or transfer out of the Global Markets Non- Financial Regulatory Reporting Department; however, any such resignation, termination or transfer shall have no impact on any documents or instruments executed by any attorney-in-fact named above for the Corporation prior to such resignation, te1mination or transfer.

IN WITNES_S WHEREOF, this Power of Attorney has been executed and delivered by the Corporation to the Attorney-in-Fact on this 20th day of November, 2024.

BANC OF AMERICA PREFERRED FUNDING CORPORATION

/s/ David A. Stephens
David A. Stephens, Managing Director